UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016 (August 19, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2016, Inventergy Global, Inc. (the “Company”) and Inventergy Inc., a wholly-owned subsidiary of the Company, and certain affiliates of Fortress Investment Group, LLC (“Fortress”) entered into a fourth amendment (the “Amendment”) to the Amended and Restated Revenue Sharing and Note Purchase Agreement (the “Purchase Agreement”), which was originally entered into by the parties on October 1, 2014.

The Amendment, among other things: (i) defers the commencement of the Company’s monthly note principal amortization repayment until September 30, 2016, (ii) suspends the Company’s obligation to maintain a $1 million minimum cash balance until September 30, 2016, and (iii) allows the Company to use up to $250,000 of revenues earned from patent sales and exclusive licenses to make certain specified payments. In addition, once the Company has satisfied its debt obligations to Fortress, the Company may satisfy its remaining $11,284,538 in revenue share obligations by paying Fortress: (a) $8,500,000 if paid on or before September 30, 2016, (b) $9,500,000 if paid after September 30, 2016 but before December 31, 2016, or (c) $11,284,538 if paid thereafter.

In connection with the Amendment, the Company agreed to issue Fortress a seven-year warrant to purchase 1,000,000 shares of the Company’s common stock with an exercise price of $2.005 per share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2016.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

In connection with the closing of the transactions contemplated by the Amendment, the Company issued to Fortress a seven-year warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $2.005 per share. The warrants were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On August 25, 2016, the Company issued a press release disclosing the Amendment. The press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated August 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer